Ex. 99.1

For Immediate Release


AMERICAN UTILICRAFT CORPORATION SPINS-OFF UTILICRAFT AEROSPACE INDUSTRIES, INC.; NEW COMPANY ANNOUNCES $34 MILLION FUNDING COMMITMENT FOR FF-1080 AIRCRAFT


American Utilicraft Corporation (OTC: AMUC - News) -- American Utilicraft Corporation (AMUC), is spinning-off Utilicraft Aerospace Industries, Inc., a newly-formed Nevada corporation, as part of an agreement with The Navajo Nation. The Navajo Nation will invest $34 million, pending legislative and other approvals, in exchange for a 25% stake in the new company. The funds will be used for Phase I FAA certification for the FF-1080-300 freight feeder aircraft.


Upon completion of the transaction, existing shareholders of AMUC will receive one share of Utilicraft Aerospace Industries common stock for each share of AMUC held of record as of February 15, 2005 and non-management shareholders will own 24% of the new company. John J. Dupont, President and CEO of Utilicraft Aerospace Industries, and Darby Boland, Vice-President and General Manager of the new company, will own 51% of the company's common shares, as required by contracts with its chief customers.


Safe Harbor Statement


This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release involve risks and uncertainties and reflect the company's current views with respect to possible future events. Readers are cautioned that no forward-looking statement can be guaranteed and actual results or events may materially differ from those projected or anticipated. In particular, the following factors, among others, could cause actual results or events to differ materially from those described in the forward-looking statements: the company's ability to obtain and fulfill contracts for the sale of products, protect intellectual property rights and manage future growth; market acceptance of future products; product supplier delays; design and engineering certification delays or denials; and the introduction of similar products by competitors. Any forward-looking statement made in this press release is made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect the company's business.


____________________
Contact:
         American Utilicraft Corporation, Lawrenceville
         Tom Dapogny, 678/376-0898
         Fax: 678/376-9093
         www.utilicraft.com